                                                                     EXHIBIT 1.1

                               3,195,200 Shares
                (Subject to increase of up to 479,280 additional
                  shares in the event of an oversubscription)

                           PERISCOPE SPORTWEAR, INC.
                            (A DELAWARE CORPORATION)

                                  Common Stock
                          (par value $0.001 per share)


                             UNDERWRITING AGREEMENT

                                                          ____________ ___, 1998
Sutro & Co. Incorporated
L.H. Friend, Weinress, Frankson & Presson, Inc.
Scott & Stringfellow, Inc.
As Representatives of the several Underwriters
c/o Sutro & Co. Incorporated
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California  90025

Ladies and Gentlemen:

          Periscope Sportswear, Inc. , a Delaware corporation (the "Company"), and the selling stockholders named on Schedule B hereto (the "Non-Affiliate Selling Stockholders") propose, subject to the terms and conditions stated herein, to issue and sell, or to sell, as the case may be, to the several Underwriters named on Schedule A hereto (the "Underwriters"), for which you are acting as representatives (the "Representatives"), an aggregate of 3,195,200 shares (the "Firm Common Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company. In addition, the Company and Glenn Sands (the "Executive Selling Stockholder") propose to grant to the Underwriters an option to purchase up to 479,280 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 4 hereof, for the purpose of covering over-allotments in connection with the sale of the Firm Common Shares. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares." The Non-Affiliate Selling Stockholders and the Executive Selling Stockholder are referred to collectively herein as the "Selling Stockholders."

          The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Common Shares on the effective date of the registration statement hereinafter referred to or as soon thereafter as in your judgment is advisable. The Company and the Selling Stockholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus (as defined below), and are authorized to distribute the Prospectus (as defined

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

below), as from time to time amended or supplemented, on the effective date of the registration statement hereinafter referred to or as soon thereafter as in your judgment is advisable.

          The Company and the Selling Stockholders confirm its agreement with respect to the purchase of the Common Shares by the Underwriters as follows:
SECTION 1.  Representations and Warranties of the Company and the Executive
            ---------------------------------------------------------------
Selling Stockholder.
--------------------

          The Company and the Executive Selling Stockholder, jointly and severally, hereby represent and warrant to, and agree with, each of the Underwriters that:

          (a) A registration statement on Form S-1 (File 333-56401) with respect to the Common Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you signed copies of such registration statement and amendments, together with copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments thereto and related preliminary prospectuses have been delivered to you in such reasonable quantities as you have requested. The Company will file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, the final prospectus shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

          The term "Registration Statement" as used herein shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as defined below), shall also mean such registration statement as so amended; provided, however, that such term shall also include
(i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to Common

Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus relating to the Common Shares and delivered to you, as well as any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" shall mean:
(i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; or (ii) if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, the form of final prospectus included in the Registration Statement at the time it becomes effective. The term "Rule 430A Information" shall mean information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; at the time the Registration Statement becomes effective, and at all times subsequent thereto, up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and the Registration Statement will not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, in light of the circumstances under which they were made, to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 1(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement that is described in clauses (i) and (ii) of Section 3 hereof.

          (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity and has no subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own and lease its assets and properties and conduct its business as now being conducted and as described in the Registration Statement. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company; and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (d) The Company is not in violation of any provision of its certificate of incorporation or by-laws (or similar corporate constituent document), in each case as amended to the date hereof, and the Company holds and is operating in compliance with all licenses, approvals, certificates, permits, authorizations, consents and orders from governmental and regulatory authorities, foreign and domestic, which are material to or required in the conduct of its business.

          (e) The Company has an authorized capitalization as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Prospectus. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of capital stock of the Company or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, as set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (f) The Common Shares have been duly authorized and, when issued, delivered and paid for, or delivered and paid for, as the case may be, in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares. No person has any right to require the Company to register the sale of any securities of the Company owned by such person under the Act or to include such securities with the Common Shares registered in the public offering contemplated by this Agreement. The shares of Common Stock proposed to be issued upon exercise of the Representatives' Warrants (as defined below) have been duly authorized and reserved for issuance and, when issued, delivered and paid for in the manner set forth in the Warrant Agreements (as defined below), will be validly issued, fully paid and nonassessable. No further approval or authorization of the stockholders or the Board of Directors of the Company is required for the issuance and the sale of the Common Shares contemplated herein or the shares of Common Stock proposed to be issued upon exercise of the Representatives' Warrants.

        (g) The Company has full right, power and authority to enter into this Agreement and the Warrant Agreements and to perform the transactions contemplated in such agreements. This Agreement has and, prior to the First Closing Date (as defined below), the Warrant Agreements will have been, duly authorized, executed and delivered by the Company, and each of them constitute valid and binding agreements of the Company enforceable against it in accordance with their terms, except (A) as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (C) to the extent that rights to indemnity or contribution under this Agreement or the Warrant Agreements may be limited by federal, state or provincial securities laws or the public policy underlying such laws. The execution and delivery of this Agreement and the Warrant Agreements by the Company and the consummation of the transactions contemplated in such agreements by the Company do not violate any provisions of the certificate of incorporation or bylaws of the Company and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit, bank loan document, credit agreement or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Warrant Agreements or the consummation of the transactions contemplated by such agreements, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

          (h) Arthur Andersen LLP and Friedman Alpren & Green LLP, each of which firms have expressed their opinions with respect to certain financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

          (i) The consolidated financial statements of the Company, and the related schedules and notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company, as of the respective dates of such financial statements and schedules, and the consolidated statements of operations, cash flows and stockholders' equity (deficiency) and the other information purported to be shown therein of the Company for the respective periods covered thereby. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 1(h). The Registration Statement includes all of the financial statements and schedules required under the Act to be included therein. The selected financial data set forth in the Prospectus, including without limitation under the captions "Prospectus Summary--Summary Financial Data," "Capitalization," "Selected Financial Data" and "Pro Forma Information," present fairly the information set forth therein on the basis stated in the Registration Statement.

          (j) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (k) The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or is in breach of or default with respect to any provision of any material agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties is bound; and there does not exist any state of facts which constitutes an event of default (as defined in such documents) on the part of the Company or which, with notice or lapse of time or both, would constitute such an event of default.

          (l) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; and, except as disclosed in the Prospectus and except as to defaults which individually or in the aggregate would not be material to the Company; neither the Company nor, to the best of the Company's knowledge, any other party, is in breach of or in default under any of such contracts. There are no statutes or governmental regulations that are required to be described in the Registration statement which have not been described therein.

          (m) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is a party or of which property owned or leased by the Company is the subject, including actions related to environmental or discrimination matters, which actions, suits or proceedings (i) might reasonably be expected to, individually or in the aggregate, prevent or materially and adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company, or (ii) questions the validity of any of the securities of the Company, this Agreement or the Warrant Agreements, or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement or the Warrant Agreements; and no labor disturbance by the employees of the Company or any of the Company's material suppliers exists or is imminent which might reasonably be expected to affect materially and adversely such condition, properties, business, results of operations or prospects or the Company's business. The Company is not a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

          (n) The Company has good and valid title to all the properties and assets reflected as owned in the financial statements hereinabove described or as described elsewhere in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements or as described elsewhere in the Prospectus and (ii) those which are not material in amount and do not materially and adversely affect the use made and proposed to be made of such property and assets by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted.

          (o) Since the respect dates as of which information is given in the Registration Statement and the Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company has not incurred any material liabilities or obligations, direct, indirect or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with their business or properties from fire, flood, earthquake, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder) or indebtedness of the Company that is material to the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company.

          (p) The Company has sufficient trademarks, trade names, service marks, patent rights, mask works, copyrights, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") to conduct their respective businesses as now conducted, and the Company has no knowledge of any material infringement by any of the Company of any Intangible of others, and there is no claim being made against the Company regarding any Intangible which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

          (q) The Company has not been advised, and the Company has no reason to believe, that is not conducting its business in compliance with all applicable laws,rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be in compliance therewith would not materially and adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company.

          (r) Neither the Company nor any material supplier to the Company is engaged in any unfair labor practice which could have a material adverse effect on the Company; (ii) there is, to the Company's knowledge (A) no unfair labor practice complaint pending or threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage is pending or threatened against the Company and (C) (i) no union representation question existing with respect to the employees of the Company and, no union organizing activities are taking place, and (ii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, of any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the rules and regulations promulgated thereunder

          (s) The Company has filed, or applied in good faith for extensions of, all necessary federal, state and foreign tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which could materially and adversely affect the business, operations or properties of the Company.

          (t) The Company is not, and upon completion of the sale of Common Shares and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (u) The Company has not distributed and will not distribute prior to the First Closing Date any offering materials in connection with the offering and sale of the Common Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Act.

          (v) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against loss, theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (w) The Company has not at any time during the past five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payments to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (x) All material transactions between the Company and its officers and directors and their affiliates have been accurately disclosed in the Prospectus under the caption "Certain Transactions," and the terms of such transactions are fair to the Company.

          (y) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

          (z) The Common Stock has been approved for quotation, subject to notice of issuance, on the Nasdaq National Market.

          (aa) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

          Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 7(e) will also be furnished to the Underwriter as to the matters covered thereby and the Underwriter and its counsel are entitled to rely thereon.

          SECTION 2. Representations and Warranties of the Selling Stockholders.
                     ----------------------------------------------------------
Each of the Selling Stockholders, severally and not jointly, hereby represent and warrant to, and agree with, each of the Underwriters that:

          (a) Such Selling Stockholder is the lawful owner of the Common Shares to be sold by such Selling Stockholder pursuant to the Underwriting Agreement and upon sale and delivery of, and payment for, such Common Shares, as provided in the Underwriting Agreement, such Selling Stockholder will convey good and marketable title to such Common Shares, free and clear of all liens, encumbrances, equities and claims whatsoever.

          (b) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which relates to such Selling Stockholder does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and such Selling Stockholder is familiar with the Registration Statement and has no reason to believe that (i) the representations and warranties of the Company contained in the Underwriting Agreement are not true and correct or (ii) there is a material fact or condition not disclosed in the Prospectus or any supplement thereto which has materially and adversely affected or may materially and adversely affect the condition (financial or otherwise) or earnings, operations, business or business prospects of the Company, and the sale of Common Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company which is not set forth in the Prospectus or any supplement thereto.

          (c) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

          (d) Certificates in negotiable form for such Selling Stockholder's Common Shares have been placed in custody for delivery pursuant to the terms of the Underwriting Agreement, under a Custody Agreement and Power of Attorney duly authorized, executed and delivered by such Selling Stockholder in the form heretofore furnished to you (the "Custody Agreement") with American Stock Transfer & Trust Company, as Custodian (the "Custodian"); the Common Shares represented by the certificates so held in custody for such Selling Stockholder are subject to the interests of the Underwriters, the Company and the other Selling Stockholders set forth in the Underwriting Agreement; the arrangements for custody and delivery of such certificates made by such Selling Stockholder under the Underwriting Agreement and the Custody Agreement are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Common Shares under the Underwriting Agreement, certificates for the Common Shares will be delivered by the Custodian in accordance with the terms and conditions of the Underwriting Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

          (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated in the Underwriting Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Common Shares by the Underwriters and such other approvals as have been obtained.

          (f) Neither the sale of the Common Shares being sold by such Selling Stockholder nor the consummation of any other of the transactions contemplated in the Underwriting Agreement by such Selling Stockholder or the fulfillment of the terms of the Underwriting Agreement by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture, credit agreement, security agreement or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgement, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

          (g) The Underwriting Agreement and the Custody Agreement have been duly executed and delivered by such Selling Stockholder and, assuming the due execution and delivery by the respective other parties thereto, each is a legal, valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except, (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or limiting enforcement of creditors' rights generally, (ii) under federal securities laws or state securities laws respecting the enforceability of indemnification agreements or (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

          Any certificate signed by or on behalf of any Selling Stockholder and delivered to you and your counsel should be deemed a representation and warranty by such Selling Stockholder to you as to the matters covered thereby.

          SECTION 3.   Purchase, Sale and Delivery of Common Shares.
                       ---------------------------------------------

          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Non-Affiliate Selling Stockholders agree to sell to each Underwriter the number of Firm Common Shares set forth herein or on Schedule A hereto, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Non-Affiliate Selling Stockholders the number of Firm Common

Shares set forth opposite their respective names in Schedule A hereto. The purchase price per share to be paid by the several Underwriters shall be $_____ per share.

          (b) Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payments therefor shall be made at the offices of Sutro & Co. Incorporated, 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California (or such other place as may be agreed upon by the Company and the Representatives) at 7:00 a.m., local time, on August __, 1998 (or at such other time and date, not later than one week after such date, as may be agreed upon by the Company and the Underwriters) (the "First Closing Date").

          Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company and the Non-Affiliate Selling Stockholders to you, for the respective accounts of the several Underwriters, against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by wire transfers payable in same day funds to such accounts as the Company and the Attorney-in-Fact for the Selling Stockholders (the "Attorney-in-Fact"), appointed pursuant to the Custody Agreement, each shall have designated to the Representatives in writing at least two business days prior to the First Closing Date. Unless otherwise agreed, the Firm Common Shares shall be purchased by the Underwriters in book-entry form and in authorized denominations and registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"). The Firm Common Shares shall be delivered by or on behalf of the Company and the Non-Affiliate Selling Stockholders through the facilities of DTC for the account of the Underwriters, against payment therefor of the purchase price by wire transfer of same day funds to the Company and the Attorney-In-Fact, or upon their order, to an account or accounts so designated by such parties, or at such place as shall be agreed upon by the Representatives, the Company and the Attorney-In-Fact, on the First Closing Date. The place of the closing and the First Closing Date may be varied by agreement among the Representatives and the Company. Delivery of the Firm Common Shares may be made through full funds fast transfer to accounts at DTC designated by the Underwriters.

          If the Representatives elect a physical, certificate closing in lieu of the above prior paragraph, the certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested, at least two business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at such location in Los Angeles, California as may be designated by you. Regardless of the method of delivery, time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          (c) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Executive Selling Stockholder hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 479,280 Optional Common Shares at the purchase price per share to be paid by the

Underwriters for the Firm Common Shares, for use solely in covering any over-allotments made by the Underwriters for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 45 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such Optional Common Shares are to be registered and the time and place at which such certificates are to be delivered. Such time of delivery (which may not be earlier than the First Closing Date and being herein referred to as the "Second Closing Date") shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company and Executive Selling Stockholder pursuant to such notice of exercise, by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 3,195,200 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). In any event, the first 280,000 Optional Common Shares to be purchased by the Underwriters shall be purchased from the Executive Selling Stockholder. The balance of the Optional Common Shares shall be purchased from the Company. The manner of payment for and delivery of such Optional Common Shares (whether from the Company or the Executive Selling Stockholder) shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs, except that with respect to Optional Common Shares purchased from the Executive Selling Stockholder, payment for such shares shall be wired (or check mailed) to an account (or address) provided to the Representatives no less than two days prior to the Second Closing Date. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation of the Company.

          (d) You have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payments and receipt thereYou, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payments for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          (e) Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and at the public offering price per share (the "Offering Price") set forth on the cover page of and on the terms set forth in the final prospectus.

          (f) On the First Closing Date, the Company shall issue and sell to Sutro & Co. Incorporated and to L.H. Friend, Weinress, Frankson & Presson, Inc., at a purchase price of $1.00 per warrant, warrants (the "Representatives' Warrants") entitling the holder(s) thereof to purchase from the Company an aggregate of 319,520 shares of the Common Stock (the "Warrant Shares"). The Representatives' Warrants shall be exercisable for a period of five (5) years commencing one (1) year from the effective date of the Registration Statement at a price per share equal to one hundred twenty percent (120%) of the Offering Price. The Representatives' Warrants shall be substantially in the form of the Common Stock Purchase Warrant attached hereto as Exhibit A (the "Warrant Agreements"), which the Company shall enter into with each of Sutro & Co. Incorporated and L.H. Friend, Weinress, Frankson & Presson, Inc. on the First Closing Date. On the First Closing Date, the Company shall enter into a related Registration Rights Agreement substantially in the form attached hereto as Exhibit B that provides for registration, under certain circumstances as set forth therein covering all of the Warrant Shares.

          SECTION 4. Covenants of the Company. The Company hereby covenants and
                     -------------------------
agrees that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable best efforts to obtain the lifting of such order at the earliest possible time. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus if you have not been furnished with a copy in reasonable time prior to such filing, if you reasonably object to the Company filing such document or if the document to be filed is not in compliance with the Act and the Rules and Regulations.

          (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

          (c) If at any time during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible.

          (d) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated in the Act.

          (e) As soon as practicable, but not later than 50 days after the end of the first quarter ending after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

          (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

          (g) For a period of five years from the First Closing Date, the Company will furnish to the Representatives, as soon as available, copies of all reports and other communications furnished to the record holders of the Common Stock or furnished or filed with the Commission and such other publicly available information concerning the Company as you may reasonably request.

          (h) During the period of [270] days after the effective date of the Registration Statement, without prior written consent of Sutro & Co. Incorporated (which consent may be withheld at the sole discretion of Sutro & Co. Incorporated), the Company will not issue, offer, sell or otherwise dispose of any shares of Common Stock of the Company or any securities convertible into or exchangeable for shares of Common Stock of the Company, other than (i) the sale of the Common Shares hereunder; (ii) the issuance of Common Stock of the Company pursuant to the exercise of options under the Company's stock plans disclosed in the Prospectus; or (iii) the granting of stock options after the date of the Prospectus under the Company's stock plans disclosed in the Prospectus.

          (i) The Company will apply the net proceeds of the sale of the Common Shares substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus and shall report such use of proceeds on its first periodic report filed pursuant to Section 13(a) of the Exchange Act, pursuant to Rule 463 under the Act.

          (j) The Company will use its best efforts to designate and maintain the Common Stock for quotation on the Nasdaq National Market.

          You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing Company covenants or extend the time for their performance.

          SECTION 5. Payment of Expenses. Whether or not the transactions
                     --------------------
contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of the Company's and the Selling Stockholders' obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing: (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of counsel and independent accountants of the Company, (v) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Master Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney, the Preliminary and the Final Blue Sky Memoranda, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under state Blue Sky laws, (vii) all fees of the NASD and any fees and expenses relating to the inclusion of the Common Shares on the Nasdaq National Market or other securities exchange or stock market, and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in Section 5,
Section 7 and Section 9 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the securities and Blue Sky laws and the Blue Sky Memoranda referred to above). Notwithstanding the foregoing, the Non-Affiliate Selling Stockholders shall pay all underwriting discounts and commissions with respect to the sale of their Common Shares and all costs, fees and expenses of their legal counsel, including, without limitation, such fees that arise due to preparation and review of the Registration Statement, the Prospectus, any preliminary prospectus, this Agreement, the Custody Agreement and the opinions and certificates contemplated hereby or thereby.

          SECTION 6. Conditions of the Obligations of the Underwriters. The
                     --------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or in the case of a registration statement filed pursuant to Rule 462(a) of the Rules and Regulations relating to the Common Shares, not later than 10:00 P.M.), Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

          (b) Since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) except as set forth in or contemplated by the Registration Statement or the Prospectus, there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth in or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company, which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, properties, results of operations or prospects of the Company, (iv) no legal or governmental action, suit or proceeding affecting the Company which is material to the Company, or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company, which makes it impractical or inadvisable in your reasonable judgment to proceed with the public offering or purchase the Common Shares as contemplated hereby.

          (c) There shall have been delivered to you the Firm Common Shares and, if any Optional Common Shares are then being purchased, such Optional Common Shares.

          (d) The NASD, upon review of the terms of the public offering of the Common Shares, shall not have objected to the fairness and reasonableness of the underwriting terms and arrangements as proposed in this Agreement.

          (e) There shall have been furnished to you, as Representatives of the Underwriters on each Closing Date, in form and substance reasonably satisfactory to you, except as otherwise expressly provided below:

              (i) An opinion of Morse, Zelnick, Rose & Lander, LLP, counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                  (1) The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdictions of incorporation, with corporate power to own its properties and assets, to carry on its business as described in the Prospectus, and to enter into this Agreement and to perform its obligations under this Agreement.

                  (2) The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company.

                  (3) The authorized and outstanding capital stock of the Company is set forth under the caption "Capitalization" in the Prospectus; the outstanding shares of the capital stock of the Company (including the Common Shares to be sold by the Selling Stockholders) have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights.

                  (4) The Common Shares being issued and sold by the Company and the shares of Common Stock to be issued by the Company upon exercise of the Representatives' Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, upon payment for and delivery of such shares in accordance with this Agreement and the Warrant Agreements and the countersigning of the certificate or certificates representing such shares by a duly authorized signatory of the transfer agent and registrar for the Common Stock, such shares will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (5) The statements in the Prospectus under the captions "Description of Capital Stock," "Business--Import Restrictions," "Management--Employment Agreements; and Stock Option Plan," "Shares Eligible For Future Sale" and Items 14 and 15 of Part II of the Registration Statement, insofar as they summarize matters of law, documents or proceedings, fairly present such matters of law, documents or proceedings.

                  (6) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

                  (7) The Registration Statement and each amendment thereto, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-1 under the Act and the Rules and Regulations in effect at the date of filing, except such counsel need express no opinion concerning the financial statements and other financial information contained therein.

                  (8) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement which is not filed as required.

                  (9) The execution, delivery and performance of this Agreement and the Warrant Agreements have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Warrant Agreements have been duly executed and delivered by the Company.

                  (10) The Company is not in violation of its charter or by-laws and, to the best of such counsel's knowledge after due inquiry, the Company (a) is not in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, to which the Company is a party or by which the Company or its property is bound and (b) is not in violation with any applicable law or rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or its property.

                  (11) The execution, delivery and performance of this Agreement and the Warrant Agreements by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby including, without limitation the issuance and sale of the Common Shares being sold by the Company under this Agreement and the issuance of the shares of Common Stock upon exercise of the Representatives' Warrants will not (A) require any consent, approval, permit, authorization or other order of, or qualification with, any court of governmental body or agency (except such as have been obtained under the Act and as may be required under applicable securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, to which the Company is a party or by which the Company or its property is bound or (C) violate or conflict with any applicable law or rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or its property.

                  (12) The Company is not and after giving effect to the offering and the sale of the Common Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (13) Each Warrant Agreement constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principals of equity, including, without limitation, concepts of good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  (14) To the knowledge of counsel, there are no legal or governmental proceedings pending or threatened to which the Company or any of their respective officers or directors is a party or of which any property of the Company is the subject, which if resolved against the Company or any of their respective officers or directors, individually or in the aggregate is of a character required to be disclosed in the Prospectus which has not been properly disclosed therein.

                  (15) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

               Such counsel shall state that in connection with such counsel's participation in the preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph 4 above). However, on the basis of such counsel's review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, such counsel shall state that it does not believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and counsel shall state that it does not believe that the Prospectus as of its date and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. However, such counsel need express no opinion or belief as to the financial statements and other financial information contained in the Registration Statement or the Prospectus.

               In rendering such opinions, such counsel may rely (A) as to matters involving the application of the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the corporation laws of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

              (ii) An opinion of ______________, counsel to the Non-Affiliate Selling Stockholders, addressed to the Underwriters and dated the First Closing Date, to the effect that:

                  (1) This Agreement and the Custody Agreement has been duly authorized, executed and delivered by each of the Non-Affiliate Selling Stockholders and is a legal, valid and binding agreement of each such Non-Affiliate Selling Stockholders, enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principals of equity, including, without limitation, concepts of good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  (2) Each of the Non-Affiliate Selling Stockholders has full legal right, power and authority, and any approval required by law (other than any approval imposed by applicable Blue Sky laws) to sell, assign, transfer and deliver their respective shares of Common Stock to be sold by them in the manner provided in this Agreement.

                  (3) To the knowledge of counsel, each of the Non-Affiliate Selling Stockholders is the lawful owner of the Common Shares to be sold by such Selling Stockholder and has good and clear title to such Common Shares and, upon delivery thereof and payment therefor, each as contemplated by this Agreement, and assuming the Underwriters are acquiring such shares of Common Stock in good faith and without notice of any "adverse claim" within the meaning of the Uniform Commercial Code, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                  (4) The execution, delivery and performance of this Agreement and the Custody Agreement by each Non-Affiliate Selling Stockholder, the compliance by such Non-Affiliate Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Non-Affiliate Selling Stockholder is a party or by which any property of such Non-Affiliate Selling Stockholder is bound or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Non-Affiliate Selling Stockholder or any property of such Non-Affiliate Selling Stockholder.

                In rendering such opinion, such counsel for the Non-Affiliate Selling Stockholders may rely on representations or certificates as to factual matters of the Non-Affiliate Selling Stockholders and government officials.

                  (iii) If the Underwriters elect to purchase any of the Option Common shares, an opinion of Morse, Zelnick, Rose and Lander, LLP, counsel to the Executive Selling Stockholder, addressed to the Underwriters and dated the Second Closing Date to the effect that:

                        (1) This Agreement has been duly authorized, executed and delivered by the Executive Selling Stockholder and is a legal, valid and binding agreement of the Executive Selling Stockholder, enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principals of equity, including, without limitation, concepts of good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                        (2) The Executive Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by applicable Blue Sky laws) to sell, assign, transfer and deliver his shares of Common Stock to be sold by him in the manner provided in this Agreement.

                        (3) To the knowledge of counsel, the Executive Selling Stockholder has good and clear title to the certificates representing the Common Stock to be sold by such Executive Selling Stockholder pursuant to this Agreement and, upon delivery thereof and payment therefor, each as contemplated by this Agreement, and assuming the Underwriters are acquiring such shares of Common Stock in good faith and without notice of any "adverse claim" within the meaning of the Uniform Commercial Code, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever

                  In rendering such opinion, such counsel for the Executive Selling Stockholder may relay on representations or certificates as to factual matters of the Executive Selling Stockholder and government officials.

                  (iv) Such customary opinion or opinions of Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, as to matters you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company, the Selling Stockholders and governmental officials.

                  (v) A certificate of the Company executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                      (1) The representations and warranties of the Company set forth in Section 1 of this Agreement were true and correct as of the date of this Agreement and are true and correct in all material respects as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied on or prior to such Closing Date.

                      (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                      (3) Each of the respective signers of the certificate has carefully examined the Registration Statement and the Prospectus and has reasonably concluded that the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company; and neither the Registration Statement nor the Prospectus nor any amendments or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                      (4) Since the initial date on which the Registration Statement was filed, no agreement, whether written or oral, transaction or event has been agreed to or occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment.

                      (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and no legal or governmental action, suit or proceeding is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, the Company has not entered into any verbal or written agreement or other transaction which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; or

                      (6) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company has not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                  (vi) A certificate of the Non-Affiliate Selling Stockholders, dated as of the First Closing Date, to the effect that such Non-Affiliate Selling Stockholders have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Non-Affiliate Selling Stockholders set forth in
          Section 2 of this Agreement were true and correct on the date hereof and as of the First Closing Date.

                  (vii) A certificate of the Executive Selling Stockholder, dated as of the Second Closing Date, to the effect that such Executive Selling Stockholder has carefully examined the Registration Statement, the prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Executive Selling Stockholder set forth in Sections 1 and 2 of this Agreement were true and correct in all material respects on the date hereof and as of the Second Closing Date.

                  (viii) On the date this Agreement is executed and also on each Closing Date, a letter addressed to you, as Representatives of the Underwriters, from Arthur Andersen LLP, independent accountants, the first one to be dated the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing hereunder) to be dated the Second Closing Date, in form and substance reasonably satisfactory to you, to the effect that they are independent public accountants with respect to the Company within the meaning of the Act and the related Rules and Regulations, and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (ix) On or before the First Closing Date, letters from each stockholder, director and executive officer of the Company, in form and substance reasonably satisfactory to you, (i) confirming that for a period of 270 days from the date of the Prospectus, such person will not, directly or indirectly, offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights or options with respect to (each, a "Disposition") any shares of the Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, whether then owned or thereafter acquired by such person, otherwise than as set forth in the lock-up agreements on terms reasonably acceptable to the Representatives as delivered by such persons to the Underwriters in accordance with this paragraph.

              (f) On or before the date any of the Common Shares are released by the Representatives for sale to the public and on the First Closing Date, the Common Shares shall be authorized for quotation on the Nasdaq National Market.

              (g) The Common Shares shall be qualified for sale in such States and jurisdictions as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the First Closing Date and the Second Closing Date.

              (h) On or before the First Closing Date, the Company shall have executed and delivered to each of Sutro & Co. Incorporated and L. H. Friend, Weinress, Frankson & Presson, Inc., the Warrant Agreements, substantially in the form of Exhibit A hereto, and on or before the First Closing Date, the Company shall have executed and delivered to Sutro & Co. Incorporated and L. H. Friend, Weinress, Frankson & Presson, Inc., the Registration Rights Agreement, substantially in the form of Exhibit B hereto.

          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

          If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you to the Company without liability on the part of you or any Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 5 and 7 hereof and except to the extent provided in Section 9 hereof.

          SECTION 7. Reimbursement of Underwriters' Expenses. Notwithstanding
                     ----------------------------------------
any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 6 or Section 12(b)(iii) or (iv) hereof, or if the sale to the Underwriters of the Firm Common Shares at the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Non-Affiliate Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and the sale of the Firm Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage and telephone charges relating directly to the offering contemplated by the Prospectus. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Non-Affiliate Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, such Non-Affiliate Selling Stockholder(s), pro rata in proportion to the percentage of Common Shares to be sold by such parties, shall reimburse the Company on demand for all amounts so paid. Any such termination shall be without liability of any party to any other party except that the provisions of this Section and Section 5 and
Section 9 hereof shall at all times be effective and shall apply.

          SECTION 8. Effectiveness of Registration Statement. You and the
                     ----------------------------------------
Company will use your and its respective best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

          SECTION 9.  Indemnification and Contribution.
                      ---------------------------------
          (a) The Company and the Executive Selling Stockholders, jointly and severally, agree to (i) indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of the Act (the "Underwriter Indemnified Parties"), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and (ii) reimburse each Underwriter Indemnified Party for any legal and other expenses as such expenses are reasonably incurred by such Underwriter Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company and the Executive Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (i) in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company in writing by the Representatives or the Non-Affiliate Selling Stockholders expressly for use therein; or (ii) in any Preliminary Prospectus if a copy of the Prospectus (or the Prospectus as then amended or supplemented) was not sent or given by or on behalf of the Underwriters to such person at or prior to be written confirmation of the sale of such Common Shares to such person in any case where such delivery is required by the Act, such untrue statement contained in or omission from such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as so amended or supplemented) and the Company had previously furnished copies of such corrected Prospectus to the Underwriters.

          In addition to its other obligations under this Section 9(a), the Company and the Executive Selling Stockholder agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any untrue statement or omission, or any alleged untrue statement or omission, or any inaccuracy in the representations and warranties of the Company or any failure to perform its obligations hereunder, all as described in this Section 9(a), the Company and the Executive Selling Stockholder will reimburse each Underwriter Indemnified Party on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Executive Selling Stockholder's obligation to reimburse each Underwriter Indemnified Party for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter Indemnified Party shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime rate"). Any such interim reimbursement payments which are not made to an Underwriter Indemnified Party within 30 days of a request for reimbursement shall bear interest at the Prime rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company and the Executive Selling Stockholder may otherwise have.

          (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter Indemnified Party from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter Indemnified Party may become subject under the Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Common Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon an untrue statement or an alleged untrue statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company and the Representatives by the Selling Stockholders expressly for use therein. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have.

          (c) Each Underwriter agrees to severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, any such director, officer or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in any of them not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company in writing by the Representatives expressly for use therein. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

              (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, tot he extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraphs (a) and
(b) of this Section 9, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which will not be unreasonably withheld.

          (e) If the indemnification provided for in this Section 9 is
                                                          ---------
applicable by its terms but held to be unavailable to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any
                        --------------------------
losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Common Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be
                                       --------------
required to contribute any amount in excess of the underwriting discounts received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section
                                                                        -------
9(e), any person who controls a party to this Agreement within the meaning of
----
the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. No party will be liable for contribution with respect to any action or claim settled without its written consent.

          SECTION 10. Default of Underwriters. It shall be a condition to this
                      ------------------------
Agreement and the obligations of the Company and the Selling Stockholders to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of such shares in accordance with the terms hereof. If applicable, if any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date, and the aggregate number of Common Shares which such defaulting entity agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the nondefaulting entities shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting entities agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage, and arrangements satisfactory to you and the Company for the purchase of such Common Shares by other persons are not made within two full business days after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 5 hereof and except to the extent provided in Section 7 hereof.

          If applicable, in the event that Common Shares to which a default relates are to be purchased by a nondefaulting Underwriter or by another person or persons, the Representatives shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus, this Agreement and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          SECTION 11. Effective Date. This Agreement shall become effective
                      ---------------
immediately upon execution. For the purposes of this Section 11, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of notices (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

          SECTION 12. Termination. Without limiting the right to terminate this
                      ------------
Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company or by you by notice to the other parties hereto at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholder to you or any

Underwriter (except for the expenses to be paid by the Company pursuant to Section 5 hereof and except to the extent provided in Section 9 hereof), of you or any Underwriter or the Selling Stockholders to the Company (except to the extent provided in Section 9 hereof) or of the Selling Stockholders to you or any Underwriter or the Company.

          (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the reasonable judgment of the Representatives, to affect materially and adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or the Prospectus or which is not reflected in the Registration Statement or the Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this Section 12(b) shall be without liability on the part of any Underwriter or Selling Stockholder to the Company, on the part of the Company or Selling Stockholder to you or any Underwriter or on the part of the Company or you or any of the Underwriters to the Selling Stockholders (except for expenses to be paid or reimbursed by the Company pursuant to Sections 5 and 7 hereof and except to the extent provided in
Section 9 hereof).

          SECTION 13.    Representations and Indemnities to Survive Delivery.
                         ----------------------------------------------------
The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Selling Stockholders, or any of its or their partners, officers or directors or any controlling persons, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder.

          SECTION 14. Notices. All communications hereunder shall be in writing
                      --------
and, if sent to the Underwriters, shall be mailed, delivered or telecopied and confirmed to you at 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, with a copy to Milbank, Tweed, Hadley & McCloy, 601 S. Figueroa, 30th Floor, Los Angeles, California 90017, Attention: Kenneth J. Baronsky, Esq. FAX: (213) 629-5063; if sent to the Company, shall be mailed, delivered or telecopied and confirmed to the Company at 1407 Broadway, Suite 620, New York, New York 10018, Attention: Glenn Sands, FAX (212) 382-3828, with a copy to Morse, Zelnick, Rose & Lander LLP, 450 Park Avenue, Suite 902, New York, New York 10022, Attention: George Lander, Esq., FAX (212) 838-9190. The Company or you may change the address for receipt of communications hereunder by giving notice to the others.

          SECTION 15. Successors. This Agreement will inure to the benefit of
                      -----------
and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 10 hereof, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

          SECTION 16. Representation of Underwriters. You will act as
                      -------------------------------
Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you, as Representatives, will be binding upon all the Underwriters.

          SECTION 17. Partial Unenforceability. The invalidity or
                      -------------------------
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          SECTION 18. Applicable Law. This Agreement shall be governed by and
                      ---------------
construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

          SECTION 19. General. This Agreement constitutes the entire Agreement
                      --------
and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

          In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and you, all in accordance with its terms.

                         Very truly yours,


                         COMPANY:


                         PERISCOPE SPORTSWEAR, INC.



                         By:
                            ----------------------------------------------
                            Glenn Sands,
                            President and Chief Executive Officer

                         SELLING STOCKHOLDERS




                         --------------------------------------------------
                         GLENN SANDS, an individual

                         JAY BOTCHMAN
                         MICHAEL COVINO
                         SHIRLEY GIBBONS
                         SYLVESTER MINITER



                         By:
                            ----------------------------------------------
                            Name: Glenn Sands
                            Title:  Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted by
us in Los Angeles, California as of
the date first above written.

SUTRO & CO. INCORPORATED
L. H. FRIEND, WEINRESS, FRANKSON & PRESSON, INC.
SCOTT AND STRINGFELLOW, INC.

By:  Sutro & Co. Incorporated

By:
   _______________________________________

Its:
    ___________________________________

                                   SCHEDULE A
                            SCHEDULE OF UNDERWRITERS

Name of Underwriter                                     Number of Firm
-------------------                                     Common Shares
                                                        to be Purchased
                                                        ---------------
Sutro & Co. Incorporated................................

L. H. Friend, Weinress, Frankson & Presson, Inc.........

Scott & Stringfellow, Inc...............................



   Total................................................  3,195,200
                                                          =========

                                   SCHEDULE B
                       Non-Affiliate Selling Stockholders

                                                          Number of Firm
Name of Selling Stockholder                               Shares to be Sold
---------------------------                               ----------------
Jay Botchman                                                   99,200

Michael Covino                                                148,800

Shirley Gibbons                                               198,400

Sylvester Miniter                                             148,800
                                                              -------

       Total:                                                 595,200
                                                              =======

                                   EXHIBIT A

                               WARRANT AGREEMENT

                                   EXHIBIT A

          THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM, THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THE SECURITIES REPRESENTED BY THIS DOCUMENT EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE ISSUER OF AN OPINION OF LEGAL COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER AND ITS LEGAL COUNSEL THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OR ENCUMBRANCE IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND THE REGISTRATION AND/OR QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.

Warrant to Purchase up to _____ Shares of Common Stock (subject to adjustment)

                           PERISCOPE SPORTSWEAR, INC.
                         COMMON STOCK PURCHASE WARRANT

                          Void after ___________, 2003

          This certifies that, for value received, [Sutro & Co. Incorporated, a Delaware corporation], [L.H. Friend, Weinress, Frankson & Presson, Inc.] or its transferee(s) as provided herein (in any event, the "Holder") is entitled, subject to the terms set forth below, to purchase from [five years from the Effective Date] Periscope Sportswear, Inc., a Delaware corporation (the "Company"), ______________________________ (_______) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), as constituted on the date hereof, upon surrender hereof with the Notice of Exercise attached hereto (the "Notice of Exercise") duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the exercise price as set forth in Section 2 hereof. The number, character, and exercise price of such shares of Common Stock are subject to adjustment as provided below.

        1.     TERM OF WARRANT. Subject to the terms and conditions set forth
               ----------------
herein, this Warrant shall become exercisable on ___________, 1999 [one year from the Effective Date], and shall remain exercisable until 5:00 p.m. Pacific time on ___________, 2003, and shall be void thereafter.

        2.    EXERCISE AND ADJUSTMENTS.
              -------------------------

              2.1 Exercise Price. The exercise price at which this Warrant may be exercised is ______ dollars ($_____) per share of Common Stock, subject to adjustment as set forth herein (as adjusted, the "Exercise Price").

              2.2 Adjustment for Stock Splits and Combinations. If the Company should, at any time or from time to time after the date hereof, fix a record date for a split, subdivision, or combination of the outstanding shares of Common Stock, then as of such record date (or the date of such stock split, subdivision, or combination if no record date is fixed) the number of shares of Common Stock that this Warrant is exercisable to purchase as of such time shall be adjusted to be the same number of shares of Common Stock that the Holder would have if this Warrant had been exercised immediately prior to such split, subdivision, or combination. The Exercise Price shall be adjusted to be the then Exercise Price multiplied by a fraction, the numerator of which is the number of shares of Common Stock purchasable under this Warrant immediately prior to such stock split, subdivision, or combination, and the denominator of which is the number of shares of Common Stock purchasable by this Warrant immediately after such event.

              2.3 Adjustment for Dividends in Stock or Other Securities or Property. If the Company should, at any time or from time to time after the date hereof, fix a record date for the determination of eligible stockholders to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the Common Stock receivable upon exercise of this Warrant, and without payment of any additional consideration therefor upon such exercise, the amount of such other or additional stock or other securities or property (other than cash) of the Company receivable upon payment of such dividend as a holder of the number of shares of Common Stock for which this Warrant would have been exercisable immediately prior to such record date would have had been entitled to receive, and had such holder thereafter, during the period form the date of payment of such dividend to and including the date of exercise of this Warrant, retained such shares and/or all other additional stock payable in such dividend or dividends during such period, giving effect to all adjustments called for during such period by the provisions of this Section 2.

              2.4 Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution, or otherwise (other than a stock split, combination or dividend provided for in Sections 2.2 or 2.3 hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 2.5 hereof), then and in such event the Holder shall have the right thereafter to receive upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, exchange, substitution, or other change as a holder of the number of shares of Common Stock for which this Warrant would have been exercisable immediately prior to such reclassification, exchange, substitution, other change would have had.

              2.5 Reorganization, Merger, Consolidation, or Sale of Assets. If at any time or from time to time, there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 2) or a merger or consolidation of the Company with or into another entity where the Company is not the surviving entity, or the sale of all or substantially all of the Company's assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, effective provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities, instruments or property of the Company or of the successor entity resulting form such merger, consolidation, or sale to which a holder of the Common Stock issuable upon exercise of this Warrant would have been entitled upon such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.5 with respect to the rights of the Holder after such reorganization, merger, consolidation, or sale to the end that the provisions of this Section 2 (including adjustment of the exercise price then in effect) shall be applicable after that event as nearly equivalent as may be practicable. The provisions of this Section 2.5 shall similarly apply to successive reorganizations, mergers, consolidations or sale of assets, and to the stock, securities or instruments of any other entity which are at the time receivable upon the exercise of this Warrant.

              2.6 Limits on Adjustments. No adjustment in the Exercise Price shall be required unless such an adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Section 2.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Notwithstanding anything in this Section 2 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

              2.7 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.

              2.8    Notice.
                     (a) Whenever an adjustment is to be made pursuant to Sections 2.2, 2.3, 2.4 or 2.5 hereof, the Company shall issue and promptly provide to the Holder a certificate signed by the Company's Secretary setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the exercise price and number of shares or amount of property purchasable hereunder, after giving effect to such adjustment.

                     (b) In case (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity, or any sale, lease or conveyance of all or substantially all of the assets of the Company to another person, or (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will promptly provide to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. The Company shall provide such notice at least ten (10) days prior to the date therein specified.

        3.    EXERCISE OF WARRANT.
              --------------------
              3.1 Manner or Exercise. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than one hundred (100) shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 2 hereof), at any time or from time to time during the term hereof as described in Section 1 hereof, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or other immediately available funds acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares of Common Stock to be purchased.

              3.2 Effect of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided in Section 3.1 hereof and the persons entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holders of record of such shares as of the close of business of such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. In the event that this Warrant is exercised in part, the Company shall execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

              4.    NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip
                    ------------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the then exercise price multiplied by such fraction.

              5.    REPLACEMENT OF WARRANT. On receipt of evidence reasonably
                    -----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company, or in the case of mutilation, on surrender and cancellation of the remainder of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

              6.    NO RIGHTS AS STOCKHOLDER. Nothing contained herein shall be
                    -------------------------
construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter or any right as a stockholder of the Company, and no dividends shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares of Common Stock obtainable hereunder until, and only t the extent that, this Warrant shall have been exercised as set forth herein.

              7.    TRANSFERS OF THE WARRANT.
                    -------------------------

                    7.1    Company Records.  The Holder may change its address
                           ----------------
as shown on the Company records by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to the Holder at the address shown on the Company records. Until this Warrant is transferred on the Company records, the Company may treat the Holder as shown on the Company records as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                    7.2    Warrant Agent.  The Company may, by written notice to
                           --------------
the Holder, appoint an agent for the purpose of maintaining the Company records referred to in Section 7.1 hereof, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging or replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

                    7.3    Transfer of Warrant.  The Holder may not transfer or
                           --------------------
assign this Warrant in whole or in part without compliance with all applicable federal and state securities laws and the rules and regulations thereunder (the "Securities Laws") by the Holder and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). In addition, this Warrant may not be sold, transferred, assigned, pledged or hypothecated for a period of twelve (12) months from the date set forth on the signature page hereof, except (i) to officers or partners of Sutro & Co. Incorporated, (ii) to other members of the underwriting or selling group for the Company's initial public offering to which this Warrant relates, (iii) to the officers or partners of such other members, or (iv) otherwise without compliance with the Corporate Financing Rule of the National Association of Securities Dealers, Inc. Subject to the foregoing, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

                    7.4 Exchange of Warrant Upon a Transfer. On surrender of
                        ------------------------------------
this Warrant, properly endorsed on the Assignment Form, for exchange, and subject to compliance with the Securities Laws and the limitations on assignment and transfer contained in this Section , the Company at its expense shall issue to or to the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder may direct for the number of shares issuable upon exercise hereof .

             8.    COMPLIANCE WITH SECURITIES LAWS
                   -------------------------------

                   8.1 The Holder of this Warrant, by acceptance hereof, acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any shares of Common Stock to be issued upon exercise hereof, except under circumstances that will not result in a violation of the Securities Laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, and subject to the applicability of the Registration Rights Agreement between the Company and the Holder of even date herewith (the "Registration Rights Agreement"), confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                   8.2    Legend.  Subject to the applicability of the
                          -------
Registration Rights Agreement, all shares of Common Stock issued upon exercise hereof may be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                   THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL

                   SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

        9.         RESERVATION OF COMMON STOCK. The Company covenants that
                   ----------------------------
during the term that this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant, and from time to time will take all steps necessary to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant, including, if necessary, amending its certificate. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the exercise price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

        10.    INFORMATION. During the term of this Warrant, the Company shall
               ------------
provide the Holder with the same financial information, annual reports, notices of stockholder meetings, and other information as and to the same extent that the Company provides the same to its stockholders from to time.

        11.    GENERAL PROVISIONS.
               -------------------

               11.1    Amendment.  Any amendment or modification of this Warrant
                       ----------
shall be in writing and shall be signed by all of the parties hereto.

               11.2    Waiver.  Any waiver of any right, power, or privilege
                       -------
hereunder must be in writing and signed by the party being charged with the waiver. No delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

               11.3    Notices.  All notices or other communications required or
                       --------
permitted to be given pursuant to this Warrant shall be in writing and shall be delivered personally or sent by overnight courier or by first-class United States mail. Notices delivered personally or sent by overnight courier shall be effective on the date received, while notices sent by first-class mail shall be deemed to have been received and to be effective three (3) business days after deposit into the United States mails. Notices shall be given to the parties at the following respective addresses, or to such other addresses as any party shall designate in writing:

If to the Company:          Periscope Sportswear, Inc.
                            1407 Broadway, Suite 620

                            New York, New York 10018
                            Attn:  President
                            ----

If to the Holder:           Sutro & Co. Incorporated
                            11150 Santa Monica Blvd., 15th Floor
                            Santa Monica, California  90025
                            Attn:  Robert Lind, Managing Director
                            ----

               11.4    Law Governing.  This Warrant has been negotiated,
                       --------------
executed, and delivered and shall be performed in the State of California and shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard for its conflict of laws principles.

               11.5    Counterparts.  This Warrant may be executed in two or
                       -------------
more counterparts, including by facsimile transmission, all of which together shall constitute a single instrument.

               11.6    Construction.  The headings in the Sections of this
                       -------------
Warrant are for convenience only and shall not constitute a part hereof. Whenever the contest so requires, the masculine shall include the feminine and the neuter, the singular shall include the plural, and conversely. The terms and all parts of this Warrant shall in all cases be interpreted simply and according to their plain meaning and neither for nor against any party hereto.

               IN WITNESS WHEREOF, the parties have duly executed and delivered this Warrant as of this ______ day of __________, 1998.

PERISCOPE SPORTSWEAR, INC.               [SUTRO & CO. INCORPORATED]
                                         [L. H. FRIEND, WEINRESS, FRANKSON &
                                         PRESSON, INC.


By:                                      By:
   ___________________________________      --------------------------------

Name:                                    Name:
     _________________________________        ------------------------------

Its:                                     Its:
    __________________________________       -------------------------------

        NOTICE OF EXERCISE


To:     Periscope Sportswear, Inc.

        1. The undersigned hereby elects to purchase ____________ shares of the common stock (the "Common Stock") of Periscope Sportswear, Inc. pursuant to the terms of the attached Common Stock Purchase Warrant (the "Warrant"), and tenders herewith payment of the purchase price for such shares in full.


        2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock being purchased hereby are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment purposes only, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.


        3. Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or in such other name as specified below:


                                         ____________________________________


        4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or n such other name as is specified below:



                                         ___________________________________



Date:
     _______________________             [Sutro & Co. Incorporated]
                                         [L. H. Friend, Weinress, Frankson
                                         & Presson, Inc.]


                                         By:
                                            _______________________________


                                              Name: (Print)
                                                           _________________

                                              Its:
                                                  __________________________

ASSIGNMENT FORM


          FOR VALUE RECEIVED, the undersigned registered owner of the attached Common Stock Purchase Warrant (the "Warrant") hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant with respect to the number of shares of the common stock (the "Common Stock") of Periscope Sportswear, Inc. (the "Company') set forth below;


   Name of Assignee                 Address                    Number of Shares
   ----------------                 -------                    ----------------




and does hereby irrevocably constitute and appoint _______________________, attorney-in-fact, to make such transfer on the books and records of the Company maintained for this purpose, with full power of substitution and resubstitution.

          The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock issuable on exercise hereof are being acquired for investment and not with a view toward distribution or resale, and that the Assignee will not offer, sell, or otherwise dispose of this Warrant or any shares of Common Stock issuable on exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, in compliance with Section 7.3 of the Warrant, the Assignee shall, if requested by the Company, confirm in writing n a form satisfactory to the Company that this Warrant or any shares of Common Stock issuable on exercise hereof are being acquired for investment and not with a view toward distribution or resale.


Date: ________________________           __________________________________


                                         __________________________________


                                         __________________________________

EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Agreement") is made and entered into as of __________, 1998, by and amount Periscope Sportswear, Inc., a Delaware corporation (the "Company"), Sutro & Co. Incorporated, a Delaware corporation ("Sutro") and L.H. Friend, Weinress, Frankson & Presson, Inc., a ______________ corporation ("L.H. Friend").

                                    RECITAL

          The Company is issuing to the Holders (as defined below) those certain Common Stock Purchase Warrants (the "Warrants"), of even date herewith, granting to each of the Holders the right to purchase up to an aggregate of 260,000 shares of the Company's Common Stock (or up to 307,928 shares of Common Stock, if the Underwriters' over-allotment is exercised), subject to adjustment. The Company desires to grant certain demand and incidental registration rights to the Holder in connection with the shares purchasable on exercise of the Warrant.

          NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are here-by acknowledged, the parties hereby agree as follows:

                                   AGREEMENT

          1.  DEFINITIONS.  Unless the context requires otherwise, the following
              -----------
underlined terms shall have the following respective meanings:


              1.1       Agreement.  This Registration Rights Agreement.
                        ---------

              1.2       Common Stock.  The company's common stock, par
                        ------------
value $0.001 per share.

              1.3       Company.  Periscope Sportswear, Inc., a Delaware
                        -------
corporation.

              1.4       Exchange Act.  The Securities Exchange Act of 1934, as
                        ------------
amended.

              1.5       Holder.  Sutro & Co. Incorporated, L.H. Friend,
                        ------
Weinress, Frankson & Presson, Inc. and each of their successors and permitted assigns.

              1.6       Registrable Securities.  The shares of Common Stock
                        -----------------------
issued upon exercise of the Warrants.

              1.7  Registration Expenses.  All expenses of registration,
                   ----------------------
including but not limited to registration and filing fees, including filing fees for the Nasdaq Stock Market or other stock exchanges on which the Common Stock is traded, fees and expenses of complying with the Securities Laws, printing expenses, transfer agent fees, and the fees and expenses of the Company's independent certified public accountants, the Company's investment banker and underwriter and the Company's legal counsel, but excluding the Holder's brokerage fees, underwriting fees and discounts, transfer taxes, if any, and the fees and expenses of any Selling Stockholder's legal counsel.

              1.8    SEC.  The United States Securities and Exchange Commission.
                     ----

              1.9    Securities. Each of the Warrants and the shares of Common
                     ----------
Stock issuable or exercise thereof.

              1.10   Securities Act.  The Securities Act of 1933, as amended.
                     --------------

              1.11   Securities Laws.  The Securities Act, the Exchange Act and
                     ----------------
all applicable state securities laws, and all rules and regulations promulgated thereunder.

              1.12   Selling Stockholder.  With respect to any registration
                     -------------------
statement, any Holder whose Registrable Securities are included therein .

              1.13   Warrants.  The Company's Common Stock Purchase Warrants
                     ---------
dated _______________, 1998, issued to the Holders and exercisable to purchase up to 260,000 shares of Common Stock (or up to 307,928 shares of Common Stock if the Underwriters' over-allotment is exercised), exercisable at the per share price set forth therein.

        2.       REGISTRATION RIGHTS.
                 -------------------

                 2.1    Incidental Registration Rights.
                        ------------------------------

                        (a) Notice of Registration; Registration.  Whenever the
                            -------------------------------------
Company proposes to file a registration statement under the Securities Act to offer publicly shares of the Common Stock (other than in connection with any merger, acquisition, exchange offer, dividend reinvestment plan, employee benefit plan, or stock option plan), the Company shall give each Holder written notice of such intention at least twenty (20) days prior to the anticipated initial filing date of such registration statement. The Company shall include in such registration statement all Registrable Securities requested to be so included by a Holder upon written notice to the Company within ten (10) days of the Company's notice. If the registration statement is for an underwritten offering, the Selling Stockholder shall sell its Registrable Securities in such offering on the same terms and conditions as all other shares of Common Stock being offered in such registration statement.

                        (b) Holdback.  If the notice of registration under this
Section 2.1 is for an underwritten public offering and the Company is advised in writing by the managing underwriter of such offering that, in its reasonable judgment, the number of Registrable

Securities for which incidental registration is requested pursuant to this Agreement cannot be sold without compromising the ability to complete the preestablished plan for distribution of the Common Stock (the grounds for which shall be confidentially disclosed to any Selling Stockholder who so requests and who agrees to maintain the confidentiality of such disclosure) then the number of Registrable Securities to be sold by the Selling Stockholder shall be reduced. The Company shall so advise all Holders proposing to distribute their securities through such underwriting of the number of shares of securities that may be included in the registration. The underwriting of securities (other than on behalf of the Company) shall be allocated among all Holders and such other holders, if any, with contractual rights to participate in such registration which are not subordinate to the Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or other securities requested to be included in such registration by such Holders and such other holders. If the number of Registrable Securities of the Selling Stockholder is reduced, the Selling Stockholder may withdraw all or part of the Registrable Securities from registration without affecting such Selling Stockholder's registration rights hereunder for the Registrable Securities so withdrawn or reduced.

          (c) Underwriting Agreement.  As a condition for the inclusion of any
              ----------------------
Registrable Securities in any registration statement, at the request of the Company, the Selling Stockholder shall enter into an underwriting agreement with the Company and the underwriter(s) with respect to the registration of its Registrable Securities, in such customary form that is reasonably acceptable to the Company, the Selling Stockholder and such underwriter(s), consistent with the provisions of this Agreement.

          (d) Withdrawal by the Company.  The Company shall retain the absolute
              -------------------------
right to withdraw any registration statement prior to the effective date thereof, even if the Company shall have given notice to the Holder pursuant to
Section 2.1(a) hereof and the Selling Stockholder has requested inclusion of its Registrable Securities therein.

          (e) Expenses.  The company shall pay all Registration Expenses for
              --------
registration of securities under this Section 2.1. The Selling Stockholder shall pay all brokerage fees, underwriting fees and discounts, transfer taxes, if any, and the fees and expenses of the Selling Stockholders' legal counsel in connection with the registration and sale of its Registrable Securities.

          (f) Term.  The incidental registration rights granted pursuant to this
              ----
Section 2.1 shall terminate on the earliest of the sale of all Registrable Securities by the Holder or the receipt by the Holder of the written opinion of legal counsel that all of the Registrable Securities may be publicly sold without the need for compliance with the registration provisions of the Securities Laws.

        2.2    Demand
               ------
Registration.
------------

          (a) Notice of Demand.  If, any time after the date hereof, the Company
              ----------------
shall receive a written notice from a Holder demanding that the Company register its Registrable Securities, then the Company shall promptly give written notice of such demand to all other Holders of Registrable Securities, if any, and will, subject to the other provisions of this Agreement, include in a registration statement all Registrable Securities requested to be so included by Holders upon written notice to the Company within twenty (20) days after the date of the notice by the Company to the Holders, as long as the total of all Registrable Securities for which registration is demanded represents a majority of the outstanding Registrable Securities. (A) Sutro and its permitted transferees and
(B) L.H. Friend and its permitted transferees, each shall be entitled to one (1) demand registration under this Section 2.2.

          (b) Registration.  Promptly after receipt of a demand for registration
              ------------
as set forth in Section 2.2(a) hereof, the Company shall prepare and file with the SEC a registration statement, on the applicable form deemed appropriate by the Company, for all the Registrable Securities for which registration is demanded, and the Company shall use reasonable efforts to cause such registration statement to become effective as soon as practicable and any necessary or appropriate qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Laws and any other governmental requirements or regulations). Notwithstanding the foregoing, the Company shall have the right to delay the filing of the registration statement once for up to one hundred twenty (120) days if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company or its stockholders for a registration statement to be filed or become effective during such period.

          (c) Expenses.  The company shall pay all Registration Expenses for
              --------
registrations under this Section 2.2. The Selling Stockholders shall pay all brokerage fees, underwriting fees and discounts, transfer taxes, if any, and the fees and expenses of the Selling Stockholders' legal counsel in connection with the registration and sale of its Registrable Securities.

          (d) Term.  The demand registration rights granted pursuant to this
              ----
Section 2.2 shall terminate on the earliest of the sale of all Registrable Securities by the Holder or the receipt by the Holder of the written opinion of legal counsel for the Company that the Registrable Securities may be publicly sold without the need for compliance with the registration provisions of the Securities Laws.

          (e) Underwriting by Sutro.  If a registration under this Section 2.2
              ---------------------
is requested by one or more Selling Stockholders to be in the form of an underwritten offering, then the Company and the Selling Stockholder(s) shall retain and cooperate with Sutro as the managing underwriter of such offering, subject to the execution of an underwriting agreement in such customary form that is reasonably acceptable to the Company, the Selling Stockholder(s) and Sutro and consistent with the provisions of this Agreement; provided that Sutro
                                                            --------
maintains, at the time of such offering, all federal and state governmental and other licenses and permits necessary to act as an underwriter of securities.

        2.3    Registration Procedures.
               ------------------------

          (a) Selling Stockholder Information.  Each Selling Stockholder shall
              -------------------------------
provide the Company with such information about the Selling Stockholder and its intended manner of distribution of the Registrable Securities, and shall otherwise cooperate with the Company and the underwriters, if any, as may be needed or helpful to complete any obligation of the Company hereunder.

          (b) Consultation.  The company shall supply drafts of any registration
              ------------
statement to the Selling Stockholders prior to filing the registration statement with the SEC, and shall reasonably consult with each Selling Stockholder and its legal counsel with respect to the form and content of such filing. The Company will amend such registration statement to include such revisions as the Selling Stockholders or their legal counsel shall reasonably request. If material revisions reasonably requested by the Selling Stockholders or their legal counsel are not effected by the Company, the Selling Stockholders may withdraw all or part of the Registrable Securities from registration without affecting such Selling Stockholders' registration rights hereunder for the Registrable Securities so withdrawn or reduced.

          (c) Provisions for Prospectuses.  The Company shall furnish the
              ---------------------------
Selling Stockholder with the number of copies of a summary prospectus or other prospectus, including a preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as the Selling Stockholders may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

          (d) State Securities Law Compliance.  The company shall use reasonable
              -------------------------------
efforts to register or qualify the Registrable Securities covered by the registration statement under the Securities Laws of such states as the Selling Stockholders may reasonably request in light of the costs of such registration or qualification for the Company (provided, however, that the Company shall not be required to consent to the general service of process for all purposes in any jurisdiction where it is not then qualified to do business or to qualify to do business) and do any and all other acts or things that may be reasonably necessary or advisable to enable the Selling Stockholders to consummate the public sale or other disposition of their Registrable Securities in such states.

          (e) Amendments.  In the case of a demand registration pursuant to
              ----------
Section 2.2, the Company shall use reasonable efforts to prepare and file promptly with the SEC such amendments and supplements to the registration statement filed with the SEC in connection with such registration statement continuously effective and in compliance with the Securities Act for up to six
(6) months, or until all Registrable Securities registered in such registration statement have been sold, whichever is earlier.

          (f) Prospectus Delivery.  At any time when a sale or other public
              -------------------
disposition of Common Stock pursuant to a registration statement is subject to a prospectus delivery requirement, the Company shall immediately notify the Selling Stockholders of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Upon receipt of such a notice, the Selling Stockholders shall immediately discontinue sales or other dispositions of Registrable Securities pursuant to such registration statement. The Selling Stockholders may resume sales only upon receipt of an amended prospectus or after the Selling Stockholders have been advised by the Company that use of the previous prospectus may be legally resumed.

          (g) Opinions.  At the request of the Selling Stockholders, the Company
              --------
shall use reasonable efforts to furnish on the date that the Registrable Securities are delivered to the underwriter for sale in connection with an underwritten offering registration pursuant to this Agreement (i) a letter from the legal counsel representing the Company for the purposes of such registration giving the Selling Stockholders the right to rely upon the opinion of such legal counsel delivered to the underwriter(s) acting on behalf of the Company in connection with such registration insofar as such opinion relates to the Selling Stockholders, and (ii) a letter from the independent certified public accountants of the Company substantially the same as the letter of such accountants delivered to the underwriter(s) acting on behalf of the Company in connection with such registration, provided that the Selling Stockholders provide to such accountants the opinion or representation letter required by Statement of Auditing Standards No. 72.

          (h) Stop Orders.  The company shall immediately notify the Selling
              -----------
Stockholders of the issuance by the SEC of any stop order or order suspending the effectiveness of any registration statement, the issuance by any state regulatory authority of any order suspending the registration or qualification of the Registrable Securities for sale in such jurisdiction, or the initiation of any proceeding for such purposes. The Company, with the reasonable cooperation of the Selling Stockholders, shall make every reasonable effort to contest any such proceeding or to obtain the withdrawal of any such order at the earliest possible date.

          (i) Review of Records.  The Company shall make available all financial
              -----------------
and other records, pertinent corporate documents, and properties of the Company for inspection by the Selling Stockholders or its underwriter, legal counsel, or accountants, and shall cause the Company's officers, directors, and employees to supply all information reasonably requested by any such person in connection with any registration statement filed or to be filed hereunder, so long as such person agrees to keep confidential any records, information, or documents designated by the Company in writing as confidential.

          (j) Compliance with Securities Laws.  In all actions taken under this
              -------------------------------
Agreement, the Company and the Selling Stockholders shall use their best efforts to comply with all provisions of the Securities Laws.

          (k) Market Stand-Off.  If requested by the Company, the Holder may not
              ----------------
sell or otherwise transfer any Registrable Securities held by the Holder, other than those Registrable Securities included in a registration statement, during the one hundred eighty (180) day period following the effective date of a registration statement filed by the Company under the Securities Act with Respect to any underwritten offering. The Company may impose stop-transfer instructions with respect to the Registrable Securities subject to the foregoing restrictions until the end of such one hundred eighty day period.

          2.5  Sales under Rule 144.  With the view to making the benefits of
               --------------------
Rule 144 under the Securities Act available to the Holders, the Company shall use reasonable efforts to (a) ensure that there is adequate current public information (as set forth in Rule 144(c)) available with respect to the Company;
(b) timely file with the SEC all reports and other documents required to be filed by the Company under the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder; and (c) promptly furnish to the Holders upon request a written statement by the Company as to the Company's compliance with those covenants and the provisions of Rule 144.

        2.6   Indemnification.
              ---------------

          (a) The Company's Indemnification.  The Company shall indemnify,
              -----------------------------
defend, save and hold each Selling Stockholder (and any person who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act), with respect to which a registration or qualification has been effected pursuant to this Agreement, harmless from and against any and all liabilities, claims, damages, demands, expenses, and losses, including but not limited to interest, penalties, court costs, attorneys' fees, and settlements approved by the Company, which consent shall not be unreasonably withheld, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or from and against any violation by the Company of the Securities Act by the Company in connection with any such registration or qualification, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damages, liability or action, provided that the Company will not be liable to any such person in any case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Company by such Holder or controlling person and stated to be specifically for use therein or the preparation thereby.

          (b) The Selling Stockholder's Indemnification.  Each Selling
              -----------------------------------------
Stockholder with Registrable Securities included in a registration statement under this Agreement shall indemnify, defend, save, and hold (i) the Company and its directors, officers, and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), (ii) the underwriter(s), if any, and their controlling persons, and (iii) all other selling stockholders participating in such offering (and their respective officers, directors, underwriters, and controlling persons) harmless from and against any and all liabilities, claims, damages, demand, expenses, and losses, including but not limited to interest, penalties, court costs, attorneys' fees, and settlements approved by the Selling Stockholder, which consent shall not be unreasonably withheld, arising out of (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or a related prospectus, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) or any violation by such Selling Stockholder of the Securities Act in connection with such registration or qualification, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in the case of clause (i) above to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or in a related prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein or the preparation thereby. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to the gross proceeds from the offering received by such Holder.

          (c) Contribution.  If the indemnification provided for in this Section
              ------------
2.6 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any liability, claim, damage, demand, expense, or loss referred to herein, then the indemnifying party in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such liability, claim, damage, demand, expense, or loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such liability, claim, damage, demand, expense, or loss, as well as any other relevant equitable consideration. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the liabilities, claims, damages, demands, expenses, and losses referred to above shall be deemed to include any court costs, attorneys' fees, and other expenses reasonably incurred by such party in connection with investigating or defending any action, suit, or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this
Section 2.6(c). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not also guilty of such fraudulent misrepresentation.

3.   GENERAL PROVISIONS.
     ------------------

          3.1  Amendment.
               ---------
All amendments or modifications of this Agreement shall be in writing and shall be signed by all of the parties hereto.

          3.2  Waiver.   Any waiver of any right, power, or privilege hereunder
               ------
must be in writing and signed by the party being charged with the waiver. No delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

          3.3  Notices.  All notices or other communications required or
               -------
permitted to be given pursuant to this Agreement shall be in writing and shall be delivered personally or sent by overnight courier, by telecopy with confirmation by first-class mail, or by certified mail, return receipt requested. Notices delivered personally or sent by overnight courier or by telecopy with confirmation by first-class mail shall be effective on the date first received, while notices sent by certified mail, return receipt requested, shall be deemed to have been received and to be effective three (3) business days after deposit into the mails. Notices shall be given to the parties at the following respective addresses, or to such other addresses as any party shall designate in writing:

If to the Company:           Periscope Sportswear, Inc.
                             1407 Broadway, Suite 620
                             New York, New York 10018
                             Attn: President and
                             Chief Executive Officer


If to the Holders:           Sutro & Co. Incorporated
                             11150 Santa Monica Blvd., 15th Floor
                             Santa Monica, California 90025
                             c/o Robert Lind, Managing Director

and to:                      L.H. Friend, Weinress, Frankson & Presson, Inc.
                             3333 Michelson Drive, Suite 650
                             Irvine, California 92512
                             c/o Robert Campbell, Managing Director

          3.4  Successors and Assigns.  This Agreement and each of its
               ----------------------
provisions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators successors, and assigns. The Holders may assign this Agreement and its rights hereunder only in connection with a transfer or assignment of all or part of the Warrants or the Registrable securities.

          3.5  Law Governing.  This Agreement has been negotiated, executed
               -------------
and delivered and shall be performed in the State of California and shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard for its conflict of laws rules.

          3.6  Attorneys' Fee.  In any suit to interpret or enforce the terms
               --------------
and provisions of this Agreement, the prevailing party shall be entitled to recover court costs and attorneys' fees. In addition to any other remedy or recovery to which such party may be entitled.

          3.7  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, including by facsimile transmission, all of which together shall constitute a single instrument.

          3.8  Severability of Provisions.  In the event any one or more of the
               --------------------------
provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

          3.9  Construction.  The headings in the sections and paragraphs of
               ------------
this Agreement are for convenience only and shall not constitute a part hereof. Whenever the context so requires, the masculine shall include the feminine and the neuter, the singular shall include the plural, and conversely. The terms and all parts of this Agreement shall in all cases be interpreted simply and according to their plain meaning and neither for nor against any party hereto.

          IN WITNESS WHEREOF,the parties have duly executed and delivered this Agreement as of the date first written above.

Periscope Sportswear, Inc.                Sutro & Co. Incorporated



By: ____________________________    By: ________________________________

    Glenn Sands                          Name:
    President and                        Title:
    Chief Executive Officer




                                     L.H. Friend, Weinress, Frankson &
                                     Presson, Inc.


                              By:
                                    Name:
                                    Title:
                                           ------------------------------